Exhibit (13)(f)
AMENDMENT NO. 1 TO ADMINISTRATION SERVICES AGREEMENT
     This Amendment No. 1 dated June 6, 2008 is made to the Administration Services Agreement dated as of December 4, 2006 (the “Agreement”) by and between HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Highland”), and HIGHLAND CREDIT STRATEGIES FUND, a Delaware statutory trust (the “Trust”).
     WHEREAS, Highland provides administration services to the Trust pursuant to the Agreement; and
     WHEREAS, Highland and the Trust desire to amend the Agreement to set forth in more detail the administration services that Highland has been providing and will continue to provide to the Trust; and
     WHEREAS, Section 17 of the Agreement provides that the Agreement may be changed by a written amendment;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     Section 14 of the Agreement is hereby amended and restated in its entirety, effective as of the date hereof, as follows:
     14. Description of Administration Services on a Continuous Basis. Highland will perform the following administration services:
(i)	Prepare monthly security transaction listings;

(ii)	Supply various normal and customary portfolio and Trust statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file the Trust’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Trust and its contractual service providers;

(v)	Coordinate printing of the Trust’s annual and semi-annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the semiannual and annual financial statements;

(viii)	Monitor the Trust’s compliance with IRC, SEC and prospectus requirements;

(ix)	Prepare, coordinate with the Trust’s counsel and coordinate the filing with the SEC: semi-annual reports on Form N-SAR and Form N-CSR; Form N-Q; and Form N-PX based upon information provided by the Trust; assist in the preparation of Forms 3, 4 and 5 pursuant to Section 16 of the 1934 Act and Section 30(h) of the 1940 Act for the officers and trustees of the Trust, such filings to be based on information provided by those persons;

(x)	Assist in the preparation of notices of meetings of shareholders, coordinate preparation of proxy statements, including obtaining information required to be disclosed by applicable regulations and the engagement of proxy solicitors on behalf of the Trust;

(xi)	Assist in obtaining the fidelity bond and directors’ and officers’/errors and omissions insurance policies for the Trust in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act, including evaluation of insurance carriers, recommending appropriate coverage levels and evaluating the costs thereof, as such bond and policies are approved by the Trust’s Board of Trustees;

(xii)	Monitor the Trust’s assets to assure adequate fidelity bond coverage is maintained;

(xiii)	Draft agendas and resolutions for quarterly and special board meetings;

(xiv)	Coordinate the preparation, assembly and mailing of board materials;

(xv)	Attend board meetings and draft minutes thereof;

(xvi)	Maintain the Trust’s corporate calendar to assure compliance with various filing and board approval deadlines;

(xvii)	Assist the Trust in the handling of SEC examinations and responses thereto;

(xviii)	If the chief executive officer or chief financial officer of the Trust is required to provide a certification as part of the Trust’s Form N-CSR or Form N-Q filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, Highland will provide (to such person or entity as agreed between the Trust and Highland) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Trust and Highland from time to time. Highland shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

(xix)	Prepare and coordinate the Trust’s state notice filings;

(xx)	Furnish the Trust office space in the offices of Highland, or in such other place or places as may be agreed from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs of the Trust;

(xxi)	Perform clerical, bookkeeping and other administrative services not provided by the Trust’s other service providers;

(xxii)	Determine or oversee the determination and publication of the Trust’s net asset value in accordance with the Trust’s policies as adopted from time to time by the Board of Trustees;

(xxiii)	Oversee the maintenance by the Trust’s custodian and transfer agent and dividend disbursing agent of certain books and records of the Trust as required under Rule 31a-1(b)(2)(iv) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees) such other books and records required by law or for the proper operation of the Trust;

(xxiv)	Determine the amounts available for distribution as dividends and distributions to be paid by the Fund to its shareholders; calculate, analyze and prepare a detailed income analysis and forecast future earnings for presentation to the Board of Trustees; prepare and arrange for the printing of dividend notices to shareholders, as applicable, and provide the Trust’s dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Trust’s dividend reinvestment plan;

(xxv)	Serve as liaison between the Trust and each of its service providers;

(xxvi)	Assist in monitoring and tracking the daily cash flows of the individual assets of the Trust, as well as security position data of portfolio investments; assist in resolving any identified discrepancies with the appropriate third party, including the Trust’s custodian, administrative agents and other service providers, through various means including researching available data via agent notices, financial news and data services, and other sources.

(xxvii)	Monitor compliance with leverage tests under the Trust’s credit facility, and communicate with leverage providers and rating agencies;

(xxviii)	Coordinate negotiation and renewal of credit agreements for presentation to the Board of Trustees;

(xxix)	Coordinate negotiations of agreements with counterparties and the Trust’s custodian for derivatives, short sale and similar transactions, as applicable;

(xxx)	Provide assistance with the settlement of trades of portfolio securities;

(xxxi)	Coordinate and oversee the provision of legal services to the Trust;

(xxxii)	Cooperate with the Trust’s independent registered public accounting firm in connection with audits and reviews of the Trust’s financial statements, including interviews and other meetings, and provide necessary information and coordinate confirmations of bank loans and other assets for which custody is not through DTC, as necessary;

(xxxiii)	Provide Secretary and any Assistant Secretaries, Treasurer and any Assistant Treasurers and other officers for the Trust as requested;

(xxxiv)	Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust;

(xxxv)	Investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

(xxxvi)	Determine and monitor expense accruals for the Trust;

(xxxvii)	Authorize expenditures and approve bills for payment on behalf of the Trust;

(xxxviii)	Monitor the number of shares of the Trust registered and assist in the registration of additional shares, as necessary;

(xxxix)	Prepare such reports as the Board of Trustees of the Trust may request from time to time;

(xl)	Administer and oversee any securities lending program of the Trust; and

(xli)	Perform such additional administrative duties relating to the administration of the Trust as may subsequently be agreed upon in writing between the Trust and Highland.
     Except as expressly set forth above, the Agreement will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	Strand Advisors, Inc.,
its general partner

By:
Name:
Title:

HIGHLAND CREDIT STRATEGIES FUND

By:

Name:
Title:

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